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EXHIBIT 11

XATA CORPORATION
EARNINGS PER SHARE
PERIOD ENDED DECEMBER 31, 2003

BASIC AND DILUTED COMPUTATION

Net loss                                                                                                   $ (454,591)
Less: preferred stock dividend                                                                                (10,925)
                                                                                                           ----------
Net loss as adjusted                                                                                         (465,516)
                                                                                                           ==========

Weighted average shares outstanding                                                                         6,950,376

                                                                                                           ----------
         BASIC AND DILUTED LOSS PER SHARE                                                                  $    (0.07)
                                                                                                           ==========

BASIC AND DILUTED COMPUTATION LOSS TO COMMON SHAREHOLDERS

Net loss                                                                                                   $ (454,591)
Less: preferred stock dividend                                                                                (10,925)
Less: preferred stock deemed dividend                                                                        (628,982)
                                                                                                           ----------
Net loss to common shareholders                                                                            (1,094,498)
                                                                                                           ==========

Weighted average shares outstanding                                                                         6,950,376

                                                                                                           ----------
         BASIC AND DILUTED LOSS PER SHARE                                                                  $    (0.16)
                                                                                                           ==========